Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Gaiam, Inc. on Form S-3, of our report dated March 14, 2007 relating to the consolidated financial statements appearing in Gaiam, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

November 7, 2007
Denver, Colorado